UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Middlesex Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1500 Ronson Road Iselin, New Jersey 08830-0452 NASDAQ Stock Market Symbol: MSEX

April 7, 2015

Dear Shareholder:

I am pleased to invite you to attend Middlesex Water Company’s Annual Meeting of Shareholders (the “Annual Meeting”) which will be held on Tuesday, May 19, 2015 at 11:00 a.m. at the Company’s headquarters. Directions are included on the back cover of this Proxy Statement.

The Proxy Statement contains three proposals from our Board of Directors: 1) the election of one Director, 2) the ratification of the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for 2015, and 3) a non-binding advisory vote to approve named executive officer compensation. The Board encourages you to vote FOR each of these proposals. In addition to specific matters being voted on, management will report on Company activities. We welcome this opportunity to meet with our shareholders and look forward to your comments and questions. Information about the meeting is presented in the following Notice of Annual Meeting of Shareholders and Proxy Statement which you are urged to carefully read.

Instructions for voting are found on the following page of this Proxy Statement and are contained on the proxy or voting instruction card. It is important that your shares be represented and voted, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the meeting using any one of the convenient methods described.

On behalf of the Board of Directors, I appreciate your continued interest and participation in the affairs of Middlesex Water Company.

Sincerely,

Dennis W. Doll
Chairman

A Provider of Water, Wastewater and Related Products and Services

Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.

YOU MAY VOTE YOUR SHARES BY ANY OF THE FOLLOWING MEANS:

•	By Mail—If you received a printed proxy card, mark, sign, date and mail the proxy card. See instructions on the Notice of Internet Availability of Proxy Materials (NOIA), which explains how to request a paper copy of these documents.

•	By Phone—Call the toll-free number on your NOIA or on your proxy card.

•	By Internet—Visit the website shown on your NOIA (www.proxyvote.com) to vote via the Internet.

•	In Person—Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting. Note: If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

Beneficial owners of shares of Common Stock held in street name through a bank or brokerage account should follow the voting instructions enclosed with their materials.

Shareholders are invited to view the Investor Relations section of our website at www.middlesexwater.com and the following website www.proxyvote.com until 11:59 on May 18, 2015 to transmit voting instructions. (Shareholders will need the 12-digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com.)

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1500 Ronson Road

Iselin, New Jersey 08830-0452

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

The Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company will be held at the Company’s headquarters, the J. Richard Tompkins Center, 1500 Ronson Road, Iselin, New Jersey 08830 on Tuesday, May 19, 2015 at 11:00 a.m. for the following purposes:

1.	To elect one (1) Director to a three-year term of office;

2.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	To provide a non-binding advisory vote to approve named executive officer compensation.

We may also transact such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2015 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors or the non-binding proposal regarding the compensation of our executive officers. Please return your proxy card so your vote can be counted.

Information on how to view our Proxy materials including our Annual Report to Shareholders, which outlines the Company’s operations during 2014, accompanies this Notice of Annual Meeting and Proxy Statement.

Thank you for your continued interest in, and support of, Middlesex Water Company.

By Order of the Board of Directors,

Jay L. Kooper Vice President, General Counsel and Secretary

Iselin, New Jersey

April 7, 2015

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ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2015

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of Middlesex Water Company (hereinafter referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. at the Company’s headquarters, the J. Richard Tompkins Center, 1500 Ronson Road, Iselin, New Jersey on Tuesday, May 19, 2015 (the “Annual Meeting”), and at any adjournments thereof.

The Board is making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail. On or about April 7, 2015, we expect to mail a notice to shareholders containing instructions on how to access the Proxy Statement and Annual Report and how to vote.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

1. What is the purpose of the Meeting? At the Annual Meeting, shareholders of the Company will consider and vote upon three proposals:

•	To elect one (1) Director to a three-year term of office;
•	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
•	To provide a non-binding advisory vote to approve named executive officer compensation.

Shareholders may also vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

2. Where can I obtain financial information about Middlesex Water? Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2014, is enclosed in the same mailing with this Proxy Statement. The Company’s Proxy Statement and Annual Report to Shareholders are also available at www.middlesexwater.com. Information on our website does not constitute part of this Proxy Statement.

3. What is a proxy? A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Walter G. Reinhard, Esq. and Jeffries Shein have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms thereof.

4. How are other proxy materials being furnished? Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we have chosen to furnish our proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to our shareholders over the Internet and to provide a Notice of Internet Availability (NOIA) of proxy materials by mail, rather than mailing a full set of the printed proxy materials. As a result, the Company is able to reduce printing and postage costs, as well as minimize adverse impact on the environment and help preserve our natural resources. If you receive a NOIA, you will not receive a printed copy of our proxy materials in the mail unless you request them by following the instructions provided in the NOIA. Instead, the NOIA instructs you how to access and review all of the important information contained in the Proxy Statement and Annual Report to Shareholders. The NOIA also explains how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA.

5. Who is entitled to vote? Shareholders of record at the close of business on March 20, 2015, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 16,140,279 shares of Middlesex Water Company common stock issued and outstanding, each entitled to one vote.

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A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder of record at our offices at 1500 Ronson Road, Iselin, NJ 08830 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record at the Annual Meeting.

6. What is the difference between a “shareholder of record” and an owner holding shares in “street name”? You are a “Shareholder of Record” if you hold a stock certificate or if you have an account directly with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (Broadridge). If your shares are held in a brokerage account, by a broker, bank or other holder of record, your shares are held in “street name” and you are considered the beneficial owner of those shares.

7. How are Proxies used? All shares that have been properly voted, whether by Internet, telephone or mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote for the election of one director nominee named in this Proxy Statement; for the ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for fiscal year ending December 31, 2015; and for a non-binding advisory vote approving named executive officer compensation. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those registered matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

8. How many votes must be present to hold the Meeting? In order for the Annual Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum.

9. What vote is needed to elect a Director? Directors are elected (Proposal 1) by a plurality of votes cast by shareholders present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors.

10. What vote is needed to ratify the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP? The ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause (Proposal 2) requires that the votes cast in favor of the ratification exceed the number of votes opposing the ratification.

11. What vote is needed to approve the advisory vote approving named executive officer compensation? The approval of the non-binding advisory vote regarding the compensation of our named executive officers (Proposal 3) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

12. What are the voting recommendations of the Board? For the reasons set forth in more detail later in this Proxy

Statement, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEE FOR THE BOARD OF DIRECTORS
•	FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
•	FOR THE NON-BINDING ADVISORY VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

13. How will my shares be voted if I do not provide instructions to my broker? It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under the rule of the New York Stock Exchange (the “NYSE”) to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Accordingly, if the quorum is present at the meeting, non-voted shares concerning a particular proposal will not affect the outcome of that proposal.

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Please note that your bank, broker or other nominee may not vote your shares with respect to matters considered non-routine (i) the election of the one nominee for Director, and (ii) the non-binding advisory proposal regarding the approval of the compensation of our named executive officers in the absence of your specific instructions as to how to vote with respect to these matters. Under the NYSE rules as currently in effect, brokers, banks or other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters but not on “non-routine” matters. Under the rules of the NYSE, routine matters include, among other things, the ratification of appointment of the independent registered public accounting firm. “Non-routine” matters include the election of Directors, whether contested or not. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the tenth day before the Annual Meeting, the broker, bank or other nominee has the discretion to vote your shares on the “routine” matter, but not on any “non-routine” matters. Please return your proxy card so your vote can be counted.

14. How are abstentions and broker non-votes counted? For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or did not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect nominees for Director and will not affect the outcome of the vote for these proposals. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the non-binding advisory proposal regarding the approval of the compensation of our named executive officers, or the ratification of the appointment of Baker Tilly Virchow Krause, LLP.

15. What if I change my vote after I have voted? Whether you vote by telephone, Internet or by mail, you may later change or revoke your proxy at any time before it is counted at the Annual Meeting by: (a) submitting a properly signed proxy with a later date; (b) voting by telephone or the Internet at a later time; or (c) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.

16. Who will count the vote? Votes will be counted by representatives of Broadridge Financial Solutions, Inc. who will tally the votes and certify the results.

17. Who can attend the Annual Meeting? All shareholders of record as of the close of business on March 20, 2015 can attend the Annual Meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis. Shareholders are not permitted to bring cameras or recording devices to the Annual Meeting.

18. Will there be a management presentation at the Annual Meeting? Yes. Management will give a brief presentation during the Annual Meeting.

19. When are shareholder proposals due for the 2016 Annual Meeting? Should a shareholder intend to present a proposal at the Annual Meeting to be held in the year 2016, you must submit your proposal to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 9, 2015, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2016 Annual Meeting.

20. Where can I find the voting results of the Annual Meeting of Shareholders? Announcement of the preliminary voting results will occur at the Annual Meeting and issued in a press release and filed on form 8-K on or about May 20, 2015.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board consists of eight members divided into three classes with staggered three-year terms of office. The Corporate Governance Committee periodically reviews the efficacy of declassifying the Board. This matter was last presented to the full Board for evaluation in 2013. Upon thorough discussion, the Board concluded that maintaining its present classification structure with three classes of directors with as nearly equal number of members as practicable, provides for the most effective continuance of the knowledge and experience gained by members of the Board and that maintaining the current Board classification structure serves the best interests of the shareholders and customers.

The present terms of Class I Directors expire at the 2015 Annual Meeting of Shareholders. John C. Cutting, Ph.D., a Class I Director, will not be standing for reelection to the Board of Directors. As such, the Nominating Committee recommends that Dennis W. Doll, who is currently serving as a Director, be elected at the Annual Meeting, to serve for three (3) years or until his respective successor has been duly elected and qualified. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with regulations of the Securities and Exchange Commission.

The nominee proposed by the Board has consented to serve if elected. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for the nominee for election as Director.

Directors shall be elected by a plurality of the votes cast at the Annual Meeting. If at the time of the election any of the nominees listed should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors is reduced.

There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2015 Annual Meeting, his or her age as of the date of the Annual Meeting, class, period of service as a Director of the Company, and business and professional experience during the last five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR PROPOSAL 1,

THE ELECTION OF DENNIS W. DOLL.

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NOMINEE FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2018

Professional Experience During Past Five Years and Other Affiliations
Dennis W. Doll Class I Director since 2006 Age 56	Mr. Doll was named Chairman of the Board in May 2010 and served as Vice Chairman from 2009-2010. He has served as President, Chief Executive Officer and a Director of Middlesex Water Company since 2006 and serves as Chairman of all subsidiary companies. Mr. Doll joined Middlesex Water as Executive Vice President in November 2004. He has more than 30 years of experience in both regulated and non-regulated water utility management. He is a Certified Public Accountant and received a B.A. degree in Accounting and Economics from Upsala College. Mr. Doll serves as a volunteer Director on non-profit Boards including the New Jersey Utilities Association and the National Association of Water Companies, past President. He also serves as Treasurer and a member of the executive committees on the Boards of both the Water Research Foundation and Raritan Bay Medical Center, and has various Board Committee leadership roles in these organizations. The Board considered Mr. Doll’s experience within the Company, his leadership in the utilities industry, his diverse management background in matters related to water and wastewater utilities, contract operations and capital management and determined that his service and leadership are beneficial to the Company’s Board of Directors.

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DIRECTORS WITH TERMS EXPIRING IN 2016

Professional Experience During Past Five Years and Other Affiliations
Steven M. Klein Class II Independent Director since 2009 Committees: Audit, Chair Audit Committee Financial Expert Compensation Pension Age 49

Mr. Klein serves as President and Chief Operating Officer of Northfield Bancorp, Inc. and its subsidiary, Northfield Bank, with overall responsibility for activities of these entities. He joined Northfield Bancorp, Inc. in 2005 as Chief Financial Officer and was named Chief Operating Officer in 2011. Upon being named in January 2013 to President, Mr. Klein relinquished his role as Chief Financial Officer. Mr. Klein’s background includes serving as an audit partner with the international accounting and auditing firm KPMG LLP. He is a licensed Certified Public Accountant in the State of New Jersey and member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He is a member of the New Jersey Bankers Association and the American Bankers Association. He earned a B.S. in Business Administration from Montclair State University. The Board considered Mr. Klein’s financial and auditing experience as well as his active involvement in industry matters and determined that his continued service is beneficial to the Company’s Board of Directors.

Amy B. Mansue Class II Independent Director since 2010 Committees: Audit Compensation, Chair Corporate Governance Nominating Age 50	Ms. Mansue is President and Chief Executive Officer of Children’s Specialized Hospital, the largest pediatric rehabilitation hospital in the country, where she leads a skilled team of clinicians and therapists providing specialized care for children. An affiliate member of the Robert Wood Johnson Health System, Children’s Specialized Hospital operates eleven sites throughout New Jersey. Ms. Mansue’s background includes serving as a staff member on healthcare policy for former New Jersey Governor Jim Florio; serving as a Deputy Commissioner in the New Jersey Department of Human Services and as Deputy Chief of Staff to former New Jersey Governor James McGreevey. Ms. Mansue serves as First Vice Chair of the New Jersey Chamber of Commerce, Secretary of the Children’s Hospital Association, and is a member of the Board of the New Brunswick Development Corporation. Ms. Mansue holds a Bachelor ’s degree in social welfare and a Master ’s degree in social work, planning and management from the University of Alabama. The Board believes that Ms. Mansue’s organizational leadership experience and broad perspective on strategic and operating issues, her background in the public sector and her extensive public policy experience is beneficial to the Company’s Board of Directors.

Walter G. Reinhard, Esq. Class II Independent Director since 2002(1) Committees: Corporate Governance, Chair Pension Age 69	Mr. Reinhard retired from his status as partner of the law firm of Norris McLaughlin & Marcus, P.A. on December 31, 2014. Effective January 1, 2015, Mr. Reinhard commenced service as “Of Counsel” to Norris McLaughlin & Marcus, P.A. Mr. Reinhard has been with the firm since 1984 and practiced administrative, environmental and regulatory law involving public utilities. He brings over 40 years of law experience to the Board including expertise in handling regulatory matters before the New Jersey Board of Public Utilities and the New Jersey Department of Environmental Protection. Mr. Reinhard’s professional affiliations include the New Jersey State Bar Association and its Public Utility Law Section (Chair, 1988-89), the Water Utility Council of the American Water Works Association, New Jersey Chapter, and the New Jersey Chapter of the National Association of Water Companies. Mr. Reinhard serves as a director of the Fanwood-Scotch Plains YMCA. He received his B.A. from the University of Pennsylvania and his J.D. from Pennsylvania State University’s Dickinson School of Law. The Board considered Mr. Reinhard’s broad experience in utility industry law and his extensive regulatory and planning background and determined that his continued service on the Board is beneficial to the Company’s Board of Directors.

(1)	Norris, McLaughlin & Marcus, P.A., provides legal services to the Company in the areas of corporate and regulatory matters. The Board has determined that based upon the definition of “Independent Director” under NASDAQ Listing Guidelines, Mr. Reinhard was an independent director in 2014.
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DIRECTORS WITH TERMS EXPIRING IN 2017

Professional Experience During Past Five Years and Other Affiliations
James F. Cosgrove, Jr. P.E. Class III Independent Director since 2010 Committees: Corporate Governance Nominating, Chair Pension Ad Hoc Pricing, Chair Age 51	Mr. Cosgrove is Vice President and Principal of Kleinfelder, a firm offering consulting in architecture, civil and structural engineering, construction management, environmental analysis, remediation, and natural resources management throughout the U.S., Canada and Australia. A Professional Engineer licensed in the State of New Jersey, Mr. Cosgrove has over 25 years’ experience in the field of environmental engineering and science with extensive background in water quality monitoring and modeling. Prior to his current position, Mr. Cosgrove was Principal and Founder of Omni Environmental LLC, an environmental consulting firm based in Princeton, NJ. Mr. Cosgrove’s professional affiliations include the American Society of Civil Engineers, the American Water Resources Association, the National Society of Professional Engineers, and the Water Environment Federation, among others. He served as a director of the Association of Environmental Authorities from 2005-2011 and currently serves on the New Jersey Clean Water Council. Mr. Cosgrove received a B.S. degree in Civil Engineering from Lafayette College and earned his M.E. in Environmental and Water Resource Systems Engineering from Cornell University. The Board considered Mr. Cosgrove’s engineering background and extensive experience in water and wastewater systems management and determined that his continued service is beneficial to the Company’s Board of Directors.

John R. Middleton, M.D. Class III Independent Director since 1999 Committees: Audit Compensation Corporate Governance Nominating Age 70	Dr. Middleton is currently engaged in private practice with ID Care, New Jersey’s largest network of Infectious Disease Specialists providing comprehensive specialized consultations, care and education for patients with complex infectious diseases. He is also a Clinical Professor of Medicine at Rutgers Robert Wood Johnson Medical School. He formerly served as Chair, Department of Medicine at Raritan Bay Medical Center (Perth Amboy and Old Bridge (NJ) Divisions) from 1978 -2007, and was also Chief Medical Officer/Medical Director from 1986-2007, where he also served on the Board of Directors. Dr. Middleton has served on multiple Medical Staff and Board Committees and founded the Internal Medicine Residency Program at Raritan Bay Medical Center. During his tenure, he established the Center for Excellence in Infectious Diseases and the Hope Clinic in Perth Amboy for the victims of Hurricane Katrina, at the request of the mayor. He has extensive experience in epidemiology, quality assessment and improvement and institutional safety measures. Dr. Middleton’s background includes serving as a Special Advisor on Infectious Diseases to the New Jersey State Department of Health and the Health Emergency Preparedness Advisory Council. He has also participated in TOPOFF I, II and III, major disaster exercises, on both the federal and state levels. Dr. Middleton served as a major in the U.S. Air Force, and received a B.S. in Biology from the College of Holy Cross; Doctor of Medicine from Rutgers New Jersey Medical School, and a certificate of Medical Humanities from Drew University. He is certified as a Diplomate of the American Board of Internal Medicine and the Subspecialty Board of Infectious Diseases, and is a Master of the American College of Physicians where he served as its Governor from 1987-1992. The Board considered Dr. Middleton’s extensive medical background, his experience in health care crisis planning and response, and determined his continued service is beneficial to the Company’s Board of Directors.

Jeffries Shein Class III Independent Director since 1990 Committees: Compensation Corporate Governance Nominating Ad Hoc Pricing Age 75	Mr. Shein is managing partner, JGT Management Company, LLC, a management and investment firm since 2003. He was formerly a Partner of Jacobsen, Goldfarb and Tanzman Associates, one of the largest industrial and commercial real estate brokerage firms in New Jersey. Mr. Shein serves on the Board of Directors of Provident Bank and was a director of its predecessor, First Savings Bank. Mr. Shein has served on boards and committees of numerous community, non-profit and professional organizations. Mr. Shein is a member of the Society of Office and Industrial Realtors. He received a B.A. in Economics from Rutgers University. The Board views Mr. Shein’s real estate investment and business background, his long-standing service to the Company, his leadership in the community and his experience in financial matters as beneficial to the Company’s Board of Directors.

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CORPORATE GOVERNANCE GUIDELINES AND BOARD MATTERS

General Information

Management of the Company is under the general direction of the Board of Directors (the “Board”) who are elected by the shareholders. The Company’s business and affairs are managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Certificate of Incorporation and By-laws. Members of the Board are kept apprised of our business through discussions with the Chairman and Chief Executive Officer and other Company Officers, by reviewing briefing materials and other relevant information provided to them, and by participating in meetings of the Board and its Committees.

Board Size

The Board shall consist of not less than five nor more than twelve members in accordance with the By-laws.

Board Meetings and Attendance at Annual Meeting of Shareholders

The frequency and length of Board meetings, as well as agenda items, is determined by the Chairman and Committee Chairs with input from all other Directors. Meeting schedules are approved by the full Board.

The Board holds monthly meetings and meets on other occasions when required. The Board held twelve meetings and the Board Committees held sixteen meetings during 2014. Each incumbent Director attended 81% or more of the total number of meetings of the Board and Committees on which each served. All of the Directors serving at the time of the Annual Meeting of Shareholders held in May 2014 attended that meeting.

Executive Sessions

The non-management directors shall periodically meet without management in executive session. The Lead Director is designated to preside at the executive sessions.

Board Standards of Independence

The Company’s Common Stock is listed on the NASDAQ Global Select Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As defined by NASDAQ corporate governance requirements, a member of the Board is not independent if:

•	The Director is, or at any time during the past three years, has been employed by the Company.
•	The Director has accepted or has a family member that has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.
•	The Director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer.
•	The Director is, or has a family member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.
•	The Director is, or has a family member who is, employed as an Executive Officer of any other entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity.
•	The Director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

With the exception of Mr. Doll, who is an Executive Officer of the Company, the Board has determined that each member of the Board is independent under the NASDAQ listing standards.

The Board based this determination primarily on a review of the responses of the Directors to a comprehensive annual questionnaire regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. The Directors certify individually as to their representations.

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The Board reviewed the related party transactions between Walter G. Reinhard, Esq., an attorney for Norris, McLaughlin & Marcus, P.A., and the Company. Mr. Reinhard retired from his status as a partner at Norris McLaughlin & Marcus on December 31, 2014. Effective January 1, 2015, he commenced service as “Of Counsel” to the firm. Mr. Reinhard currently serves as Chair of the Corporate Governance Committee and is a member of the Pension Committee. The Company paid Norris, McLaughlin & Marcus, $43,000 for legal services during 2014. The amount paid represents less than 0.07% of Norris, McLaughlin & Marcus P.A. fee revenue. Mr. Reinhard is not a controlling shareholder of the firm. Based upon the foregoing, and in connection with the definition of “Independent Director” under the NASDAQ Listing Guidelines, the Board determined that Mr. Reinhard was an Independent Director in 2014.

Board Leadership Structure

The Board does not have a formal policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the directors or be an employee. Currently, the Company operates with one individual, Mr. Doll, serving as Chairman of the Board as well as President and Chief Executive Officer, coupled with a strong independent Lead Director and independent standing Board committees. The Board believes that combining the Chairman of the Board and President and Chief Executive Officer roles is the appropriate corporate governance structure at this time because it most effectively utilizes Mr. Doll’s extensive utility and management experience and knowledge regarding the Company, as well as his capabilities in effectively identifying strategic priorities and leading discussions on, and execution of, the Company’s strategy.

The Board has embedded in its culture, a philosophy of “constructive tension” whereby, the Board fulfills its mission to support the strategic direction of the Company while simultaneously fully representing the interests of our shareholders. The Board accomplishes this by challenging the President and Chief Executive Officer and the Company’s management on an ongoing basis. Mr. Doll was elected by the Board as President and Chief Executive Officer in 2006 and Chairman of the Board on May 25, 2010. The Company’s independent directors bring significant experience, oversight and expertise from outside the Company and industry.

Lead Director

In order to ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Director in June 2010 and named Jeffries Shein to the position. Mr. Shein, director since 1990, serves on the Compensation, Corporate Governance, Nominating and Ad Hoc Pricing Committees.

The Lead Director has the following responsibilities:

•	Advises the Chairman as to an appropriate schedule of Board meetings;
•	Reviews and provides the Chairman with input regarding the agenda for Board meetings;
•	Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprises the Chairman of the issues considered;
•	Is available for consultation and direct communication with the Company’s shareholders and other members of the Board;
•	Calls meetings of the independent Directors when necessary and appropriate;
•	Performs such other duties as the Board may from time to time delegate.

As part of our Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure it remains appropriate. The Board recognizes there may be circumstances that would lead it to conclude that separate roles of Chief Executive Officer and Chairman of the Board may be appropriate, but believes that the absence of a formal policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the flexibility to determine the most appropriate governance structure, as conditions potentially change in the future.

Stock Ownership

As part of their annual compensation, each Director receives Company common stock valued at $15,000. The Board has determined that Directors should have a meaningful ownership stake in the Company to underscore the importance of aligning their interests with the long-term interests of our shareholders.

Shareholder Communications with the Board

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary, who will forward to the Director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

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Board Committees

The Board maintains a number of standing committees to assist with the performance of its responsibilities. The number, structure and function of Board Committees are reviewed periodically by the Corporate Governance Committee. The Committees regularly report to the Board on their deliberations and recommendations. TheCommittees also bring to the Board for consideration those matters and decisions which the Committees judge to be of special significance.

NAME	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	NOMINATING	PENSION	AD HOC PRICING
James Cosgrove, Jr., P.E.			X	X*	X	X*
John C. Cutting, Ph.D.^	X				X*	X
Steven M. Klein	X*+	X			X
Amy B. Mansue	X	X*	X	X
John R. Middleton, M.D.	X	X	X	X
Walter G. Reinhard			X*		X
Jeffries Shein		X	X	X		X

*Indicates Committee Chair

+Indicates Audit Committee Financial Expert

^ Dr. Cutting will retire from the Board of Directors effective May 19, 2015. Following his retirement, a new chair of the Pension Committee will be appointed.

Board Committee Responsibilities

Audit Committee

The Audit Committee held four meetings during 2014. The Audit Committee reviews with the independent registered public accounting firm the scope and results of the annual audit and quarter review; receives and reviews the independent registered public accounting firm’s annual report; and reviews the independence of the independent registered public accounting firm and services provided by them and their fees. In addition, the Audit Committee recommends to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report to the SEC on Form 10-K; and is directly responsible for the annual appointment of an independent registered public accounting firm. All of the members of the Audit Committee have been determined by the Board to be independent directors, as defined in the listing standards of NASDAQ.

In March 2015, the Board of Directors re-approved the written Charter for the Audit Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. Please refer to this Charter for a full listing of Audit Committee responsibilities.

Compensation Committee

The Compensation Committee held two meetings during 2014. The Compensation Committee reviews and makes recommendations to the Board of Directors as to the salaries, benefits and incentive compensation of the Executive Officers of the Company. Executive Officer incentive compensation is awarded under the Restricted Stock Plan. (Please refer to page 21 for a description of how awards are granted under the Restricted Stock Plan.) All of the members of the Compensation Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

In February 2015, the Board of Directors re-approved a written Charter for the Compensation Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. Please refer to this Charter for a full listing of Compensation Committee responsibilities.

Compensation Committee Interlocks and Insider Participation

The members of the 2014 Compensation Committee were Steven M. Klein, Amy B. Mansue, John R. Middleton, M.D. and Jeffries Shein. During 2014, no member of the Compensation Committee was at any time an officer or employee of the Company or its subsidiaries. No current member is related to any other member of the Compensation Committee, any other member of the Board or any executive officer of the Company.

Corporate Governance Committee

The Corporate Governance Committee held four meetings in 2014. The Corporate Governance Committee reviews and makes recommendations relating to the performance of the Board of Directors, committee structures, risk management and the composition of the Board. This includes reviewing and making recommendations on

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matters related to Directors’ compensation, as well as recommendations related to any management proposals to make significant organizational changes to the Company. In addition, the Committee will assist the Nominating Committee and management in attracting and evaluating qualified candidates for Board membership. In this capacity, the Committee focuses on the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Nominating Committee or referred by other Board members, management, shareholders or other sources.

In November 2014, the Board of Directors re-approved a written Charter for the Corporate Governance Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. Please refer to this Charter for a full listing of Corporate Governance Committee responsibilities.

Risk Management Oversight

Risk Management Oversight was formally added to the Corporate Governance Committee’s responsibilities in 2012 and remains under the supervision of the Corporate Governance Committee. Specifically, the Committee is responsible for overseeing the process by which significant business risks are identified throughout the enterprise and the strategies developed to mitigate any identified risks. This added oversight is reflected in the Corporate Governance Committee’s Charter which was revised and approved by the Board, and is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. The primary purpose of the Committee in fulfilling its risk management oversight responsibilities is accomplished by (i) assessing and reporting to the Board on the Company’s risk environment, including its material, strategic, and operational risks (including but not limited to the brand and reputation of the Company; the health and safety of the Company’s employees and the business operations of the enterprise); (ii) ensuring that management understands and accepts its responsibility for identifying, assessing, and managing risk; (iii) facilitating management’s strategic focus on the Company’s risk management vision and its evolution; (iv) verifying that the guidelines and policies governing the process by which risk assessment and management is undertaken and handled are comprehensive and evolve commensurate with the risk profile of the Company; and (v) reviewing those risks that the Committee deems material to the Company’s shareholders. Management retains responsibility for all day-to-day activities of the Company, including administration of the Company’s formal risk management program. The Committee updates the Board on risk management activities routinely throughout the year.

Nominating Committee

The Nominating Committee held one meeting in February 2014. The Nominating Committee seeks and identifies qualified candidates for Board membership and recommends to the Board candidates for nomination and election to the Board. All of the members of the Nominating Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

In January 2015, the Board of Directors re-approved a written Charter for the Nominating Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. Please refer to this Charter for a full listing of Nominating Committee responsibilities.

Process for Identifying and Evaluating Director Candidates

The Nominating Committee periodically identifies director nominees based primarily on recommendations from management, Board members, shareholders and other sources. The Committee recommends to the Board nominees that are independent of management and satisfy SEC and NASDAQ requirements and possess qualities such as personal and professional integrity, sound business judgment, and utility, technical or financial expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. The Committee has the authority to retain assistance from independent third parties in identifying and evaluating prospective candidates for nomination and election to the Board.

Director Candidate Recommendations and Nominations by Shareholders

The Nominating Committee will consider shareholders’ recommendations for nominees for election to the Board. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Nominations must be accompanied by the written consent of any such person to serve if nominated, and elected and by biographical material, to permit evaluation of the individual recommended, including appropriate references. Recommendations should be sent to Middlesex Water Company, Office of the Corporate Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452; or sent via

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the Internet to the following e-mail address: jkooper@middlesexwater.com. The Company did not receive any recommendations for nominations from any shareholders in connection with the 2015 Annual Meeting. In order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2016 Annual Meeting, nominations for Director must be received by the Company by the close of business on December 9, 2015.

Pension Committee

The Pension Committee held five meetings during 2014. The Pension Committee reviews investment policies and determines recommended investment objectives for assets of the Company’s retiree benefit plans. In January 2015, the Board of Directors re-approved a written Charter for the Pension Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. Please refer to this Charter for a full listing of Pension Committee responsibilities.

Ad Hoc Pricing Committee

The ad hoc Pricing Committee did not meet in 2014. The ad hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of common stock and long-term corporate debt.

Board and Committee Self-Evaluation

The Board periodically evaluates its performance in a self-assessment questionnaire which is reviewed by the Corporate Governance Committee. The Board conducts such evaluations as determined by the Corporate Governance Committee.

Shareholder Proposals

In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting, any shareholder proposal must have been received by the Secretary of the Company, 1500 Ronson Road, Iselin, New Jersey 08830 no later than December 10, 2014. No shareholder proposals were received by the Company for the 2015 Annual Meeting.

Advance Notice of Business to be Conducted at an Annual Meeting of Shareholders

For business to be properly brought before an Annual Meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an Annual Meeting and the shareholder must have given proper and timely notice in writing to the Corporate Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452.

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. A shareholder ’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

Code of Business Conduct

The Board of Directors has adopted a Code of Conduct that applies to all Directors, Officers and employees. This Code encompasses all areas of professional conduct, as well as strict adherence to all laws and regulations applicable to the conduct of our business. In addition, the Company has established an internal hotline where Code of Conduct violations may be reported by any employee or member of the general public.

The Company’s Code of Conduct, as well as the charters for the Audit, Compensation, Corporate Governance, Nominating, and Pension Committees, are available on our website www.middlesexwater.com under the heading Investor Relations – (Corporate Governance). The foregoing information is available in print to any shareholder who requests it. Requests should be addressed to Corporate Secretary, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452.

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DIRECTOR COMPENSATION

For 2014, Middlesex Water Company paid each of the Board members who are not employed by the Company (“outside Directors”) a cash retainer fee of $15,000. In addition, Board members are compensated for attendance at Committee meetings. Mr. Doll, Chairman of the Board and an Executive Officer of the Company, receives no fee or common stock award for his service as a member of the Board or the Boards of the Company’s subsidiaries.

The Board committee meeting fees for outside Directors amounted to $750 per Director for each Board committee meeting attended. In the event that a Special Board or a Special Committee meeting via teleconference were to be held, the meeting fees for outside Directors are $400 and $200 per meeting, respectively.

Each Committee Chairperson is paid an annual fee which is generally paid in October of each year as follows: the Audit Committee Chairperson—$7,500; Compensation Committee Chairperson—$5,000; all other Committee Chairpersons—$2,500. The Lead Director receives a fee of $5,000 for this service, payable annually at the same time as Committee Chair fees are paid.

DIRECTOR COMPENSATION

Name	Fees ($)	Common Stock ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (S)	All Other Compensation ($)	Total ($)
James F. Cosgrove, Jr. P.E.	25,000	15,000	n/a	n/a	n/a	—	40,000
John C. Cutting, Ph.D.	24,250	15,000	n/a	n/a	n/a	—	39,250
Steven M. Klein	30,000	15,000	n/a	n/a	n/a	—	45,000
Amy B. Mansue	22,700	15,000	n/a	n/a	n/a	—	37,700
John R. Middleton, M.D.	23,250	15,000	n/a	n/a	n/a	—	38,250
Walter G. Reinhard	23,500	15,000	n/a	n/a	n/a	—	38,500
Jeffries Shein	25,250	15,000	n/a	n/a	n/a	—	40,250

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 20, 2015, beneficial ownership of the Company’s Common Stock by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group. All Directors own stock in Middlesex Water Company. Jeffries Shein owned 2.00% of the shares outstanding as of March 20, 2015. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 20, 2015.

Name	Total Shares Beneficially Owned (1)
Directors
James F. Cosgrove, Jr., P.E.	4,094
John C. Cutting, Ph.D.	39,874
Steven M. Klein	3,641
Amy B. Mansue	4,251
John R. Middleton, M.D.	12,410
Walter G. Reinhard	8,151
Jeffries Shein	324,133

Named Executive Officers
Dennis W. Doll	61,527
A. Bruce O’Connor	45,286
Richard M. Risoldi	28,213
Gerard L. Esposito	19,111
Bernadette M. Sohler	8,561

All elected Directors and Executive Officers as a group including
those named above. (14 people)	564,694	*

(1) Beneficial owner has the sole power to vote and dispose of such shares.

*Represents 3.49% of the shares outstanding on March 20, 2015. Percentage of each individual is based on 16,140,279 shares outstanding as of March 20, 2015.

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Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, Officers and Directors, and certain beneficial owners of the Company’s equity securities are required to file reports of ownership and changes in ownership with the SEC on specified due dates. Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such Officers and Directors (we are not aware of any five percent holder) were met during 2014.

Other Security Holders

The following table sets forth as of March 20, 2015, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares	Percent of Class
BlackRock Institutional Trust Company 400 Howard Street San Francisco, CA 94105	1,067,089 (1)	6.62%

(1) This information is based on a Schedule 13F Combined filed with the SEC on December 31, 2014 by BlackRock Fund Advisors.

CHANGES RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 1, 2014, Middlesex Water Company (the “Company”) was notified that the audit practice of ParenteBeard LLC (“ParenteBeard”), an independent registered public accounting firm, was combined with another public accounting firm, Baker Tilly Virchow Krause LLP (“Baker Tilly”) in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly. On October 1, 2014, ParenteBeard resigned as the auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, Baker Tilly was appointed and engaged to act as the Company’s independent registered public accounting firm effective October 1, 2014 for the year ended December 31, 2014.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of the independent registered public accounting firm of ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 1, 2014, the date of resignation, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to reference to such disagreement in its reports.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four independent directors, one of whom is designated by the Board as the “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission. The Committee for the year 2014, was comprised of: Steven M. Klein, John C. Cutting, Amy B. Mansue and John R. Middleton, M.D. Mr. Klein serves as Audit Committee Chair and is the designated Audit Committee Financial Expert. The Audit Committee operates under a written Charter adopted by the Board of Directors which is reviewed and adopted annually by the Committee and the Board of Directors. The Charter is available on the Company’s website at www.middlesexwater.com.

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On October 1, 2014, Middlesex Water Company was notified that the audit practice of ParenteBeard LLC, our independent registered public accounting firm, was combined with another public accounting firm, Baker Tilly Virchow Krause, LLP (“Baker Tilly”) in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly. On October 1, 2014, ParenteBeard resigned as auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, Baker Tilly was appointed and engaged to act as the Company’s independent registered public accounting firm, effective October 1, 2014 for the year ended December 31, 2014.

Management is responsible for the Company’s consolidated financial statements and internal controls. The Company’s independent accountants, Baker Tilly, are responsible for performing an integrated independent audit of the Company’s annual consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and for issuing a report thereon. The Committee’s responsibility is to oversee the quality and integrity of the Company accounting, auditing and financial reporting practices. In this context, the Committee has met with the independent accountants without management present. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed under the rules adopted by the PCAOB which included:

•	Significant issues with regard to the independent accountant’s appointment or retention;
•	Significant risks identified during the independent accountant’s risk assessment procedures;
•	Significant changes to the independent accountant’s planned audit strategy or to the significant risks originally identified;
•	Significant accounting policies and practices and significant unusual transactions;
•	Critical accounting policies and practices;
•	Critical accounting estimates;
•	The independent accountant’s evaluation of the quality of the entity’s financial reporting;
•	Other information in documents containing audited financial statements;
•	Difficult or contentious matters for which the independent accountant was consulted;
•	Management’s consultations with other accountants;
•	Going concern;
•	Uncorrected and corrected misstatements;
•	Material written communications between the Company and the independent accountant; and
•	Significant difficulties encountered in performing the audit.

The independent accountants also provided to the Committee the written disclosures required by the applicable rules of the PCAOB, and the Committee discussed with the independent accountants the firm’s independence with respect to Middlesex Water Company and its management. The Committee has the sole authority to pre-approve permitted non-audit services performed by the independent accountants and has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Based on the Committee’s discussions with management and the independent accountants, the Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission (SEC).

The Committee also discussed with management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the SEC and the Sarbanes-Oxley Act of 2002, for certain of the Company’s filings with the SEC.

Audit Committee
Steven M. Klein, Chairman
John C. Cutting, Ph.D.
Amy B. Mansue
John R. Middleton, M.D.
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PROPOSAL 2

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The shares represented by the proxies will be voted for ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm, to issue a report to the Board of Directors and shareholders on our financial statements for the fiscal year ending December 31, 2015.

Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law or regulation, the Board is submitting the selection of an independent registered public accounting firm for shareholder ratification. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Baker Tilly

LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders in person or represented by proxy, at the Annual Meeting is required for the approval of this Proposal. The Board has not determined what action it would take if the shareholders do not approve the selection of Baker Tilly LLP, but may reconsider the selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
FOR PROPOSAL 2, THE RATIFICATION OF THE APPOINTMENT OF
BAKER TILLY VIRCHOW KRAUSE, LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Baker Tilly Virchow Krause LLP and its predecessor firm, ParenteBeard LLC, (collectively “Baker Tilly”) were previously approved and appointed by the Audit Committee as the Company’s independent registered public accounting firm for the years ending December 31, 2014 and 2013. See page 16 for a discussion on the appointment process for these two merged accounting firms. Aggregate fees billed to the Company for the years ending December 31, 2014 and 2013 by Baker Tilly are as follows:

	2014	2013
Audit Fees {a}	$382,571	$364,374
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	382,571	364,374
Tax Fees {b}	23,500	22,500
All Other Fees	—	—
Total Fees	$406,071	$386,874

{a}	Audit fees were incurred for audits of the financial statements and internal control over financial reporting of the Company, an audit of the financial statements of a subsidiary of the Company, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.
{b}	Tax fees were incurred for the preparation of the Company’s tax returns.

The Audit Committee has established pre-approval policies and procedures for all audit and non-audit services to be performed by Baker Tilly. The Audit Committee approves 100% of the services related to Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees in excess of $5,000.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement. The members of the Compensation Committee are: Amy B. Mansue, Chair; Steven M. Klein, John R. Middleton, M.D. and Jeffries Shein.

COMPENSATION DISCUSSION AND ANALYSIS

Persons Covered. This discussion and analysis addresses compensation for 2014 of the following executive officers: Dennis W. Doll, President and Chief Executive Officer; A. Bruce O’Connor, Vice President and Chief Financial Officer and Treasurer; Richard M. Risoldi, Vice President – Operations and Chief Operating Officer; Gerard L. Esposito, President – Tidewater Utilities, Inc.; and Bernadette M. Sohler, Vice President – Corporate Affairs. These executives are referred to in this discussion as the “Named Executive Officers.”

Executive Summary. A primary objective of our executive compensation program is to align the interests of our senior leadership with those of our customers and shareholders. The key components of the Company’s compensation program are designed, augmented and modified, as appropriate, to ensure we attract and retain qualified executive talent, and appropriately reward performance. We strive to create a compensation program that provides adequate balance between shorter and longer-term operational and financial performance. Our 2014 compensation program was designed to be benchmarked as to: 1) base salaries, 2) incentive compensation and 3) total compensation. The Company remains committed to a disciplined and balanced approach to meeting the short- and long-term needs of its customers, shareholders and employees. This compensation philosophy is consistent with the Company’s risk management philosophy. The Company’s formal Enterprise Risk Management program seeks to mitigate, transfer or eliminate risk while simultaneously, maximizing opportunity for shareholders and maintaining appropriate quality service for the Company’s customers. The Company’s compensation program seeks to achieve an appropriate balance among all these objectives and therefore, does not encourage or reward inappropriate risk-taking.

Role of the Compensation Committee. The Compensation Committee of the Board of Directors is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers. As part of these duties, the Committee administers the Company’s equity-based incentive compensation plan and conducts an annual formal performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to determine the compensation of all Named Executive Officers.

The Compensation Committee is governed by a formal charter that describes the Committee’s scope of authority and responsibility. The Compensation Committee consists of four Directors, all of whom are “independent” as set forth in the listing requirements for NASDAQ Global Select securities. The Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards no less restrictive than those contained in the NASDAQ Global Select listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in February 2015.

Role of Executives in Compensation Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer and the Vice President-Human Resources. These executives provide the Compensation Committee with input regarding market-based compensation philosophy, processes and practices. This communication assists in the design and implementation of the Company’s compensation programs. In addition to providing factual information, such as Company-wide performance on relevant measures, these executives articulate management’s views and results on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. Additional resources used by the Compensation Committee in their deliberations are provided by outside sources, as well as by individual Committee, or other Board members.

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The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee views on the appropriate levels of compensation for the other Named Executive Officers based on individual performance. The Compensation Committee periodically communicates directly with third-party consultants, providing such consultants with Company-specific information. Certain portions of such information may be provided by the Vice President- Human Resources or the Chief Executive Officer, in assisting in the evaluation of the estimated effect on the Company’s financial statements regarding any proposed changes to the various elements of compensation. Such a study was completed in 2014 by Steven Hall & Partners. Executives participate in Committee activities solely in an informational and advisory capacity, and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Vice President-Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is determined. In addition, the Compensation Committee meets in executive session as it considers appropriate.

Use of Consultants. The Compensation Committee periodically engages qualified independent compensation consultants to assist in the compensation process for Named Executive Officers. The consultants are retained by, and report directly to, the Compensation Committee. The Chair of the Compensation Committee serves as the primary contact with outside compensation consultants. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies both inside and outside the Company’s comparator group. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparator groups. In addition, the consultants also assist in establishing benchmarks for base salary and incentives from the comparator group proxy statement and survey data.

In determining compensation for the Named Executive Officers in 2014, the Committee relied on data from a comprehensive study presented in April 2014, performed by Steven Hall & Partners, as one element in their deliberations.

Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation programs are to attract, retain and appropriately motivate and reward employees (including the Named Executive Officers) for short- and long-term operational and financial performance. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of a comparator group, as adopted in consultation with the Company’s independent executive compensation consultant. Other considerations include each Named Executive Officer ’s individual performance in achieving both financial and non-financial corporate objectives.

Our program is designed to compensate the Named Executive Officers based on their level of assigned responsibilities, individual experience and performance levels and their knowledge and management of the Company’s operations. The creation of long-term value is highly dependent on the development and effective execution by our Named Executive Officers of our business strategy. Factors that influence the design of our executive compensation program include, among other things, the items listed as follows:

•	We operate primarily in a highly regulated utility industry with regard to public health, the environment, service levels to our customers and the rates for utility services that are charged to our customers. We value industry-specific experience that promotes safe, proper and reliable utility services for our customers.
•	We value our executives’ ability to appropriately balance the short- and long-term needs of our customers, our employees and our shareholders. We seek to not only provide safe, proper and reliable utility services on a current basis for our customers, but we also plan and execute strategies that promote the sustainability of critical utility services into the future. In addition, we simultaneously seek to provide financial returns for our shareholders that appropriately reflect the risks and opportunities that are inherent in meeting the short- and long-term needs of our customers, and that are inherent in the provision of our utility services.
•	We work to appropriately recognize further contributions to shareholder value achieved through contract operations and other complementary business opportunities that are not traditional regulated public utilities and therefore, not regulated by a state public utility commission as to customers’ rates.
•	We value our executives’ ability to attract, retain and continually develop a workforce that ensures critical technical and management skills are maintained in sufficient quantity and quality.
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Our compensation program for Named Executive Officers includes three components: (1) base salary, (2) an equity-based long-term incentive plan in the form of restricted common stock and (3) perquisites at levels that are competitive in the marketplace and appropriate for the roles of the Named Executive Officers. The incentive- based component of our compensation program is designed to be clear, transparent and understandable to investors and recipients. This is intended to simplify analysis by our shareholders, as well as to emphasize the critical importance of a long-term focus in the water and wastewater utility industry on financial and operational performance.

Assembling the Components of Compensation. The Compensation Committee analyzes the level and relative mix of executive compensation elements by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to base compensation changes relative to the Named Executive Officers, other than himself. Based on this analysis, the Compensation Committee reviews, challenges and recommends each Named Executive Officer’s compensation, subject to approval by the full Board of Directors.

When evaluating the components comprising total compensation, the Compensation Committee considers, among other things, general market practices and the alignment of incentive awards with strategic objectives and Company operational and financial performance. The Compensation Committee seeks to create appropriate incentives without encouraging behaviors that result in inappropriate risk taking.

Base Salary. Base salary is designed to provide a reasonable level of predictable compensation commensurate with market standards of the position held, adjusted for specific job responsibilities assigned, individual experience and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary based on these factors. The Compensation Committee reviews and recommends to the Board of Directors any base salary changes for Named Executive Officers, including the Chief Executive Officer. The Compensation Committee generally seeks to undertake a comprehensive review of the executive compensation program approximately every three years. The Compensation Committee has generally established the 50th percentile of peer comparator and survey data as the targeted base compensation level, with adjustments made upward or downward for each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace and the Committee’s judgment of each Named Executive Officer’s contribution to the success of the Company.

Incentives. The Company does not have any formal plan or program that provides for cash or other form of short-term incentive compensation for Named Executive Officers. The Company has a long-term incentive plan in the form of restricted Company common stock (the Restricted Stock Plan). Awards under this plan are considered on an annual basis and are based on the achievement of certain financial and operational goals. The value of the restricted shares is determined as of the date vesting occurs, generally five years beyond the date of issue. There is no provision in the Restricted Stock Plan that specifically addresses re-pricing or cash buyouts relative to restricted stock awards, and such practices have never been employed.

The Restricted Stock Plan is designed to compensate the Named Executive Officers for executing specific financial and non-financial elements of the Company’s business plan. The target award is comprised of a single corporate financial goal, in addition to one or more individual non-financial performance goals. The corporate financial goal for 2013, for which incentive compensation was awarded in 2014, was budgeted Income Before Income Taxes. The corporate financial goal comprised 60% of the target award for Named Executive Officers other than the President and Chief Executive Officer, whose corporate financial goal comprised 80% of his target award. The remaining portion of the target award for all Named Executive Officers is based upon the level of achievement of the individual non-financial performance goals. The non-financial individual performance goals are intended to incent the Named Executive Officers to implement operational, technical, management and other initiatives that benefit the Company’s customers, shareholders and employees, and which require effort above and beyond what would normally be required as part of the Named Executive Officer’s base job responsibilities.

The Compensation Committee evaluates the reasonableness of attaining designated incentive goals relative to the importance of such goals to the overall mission and strategies of the Company and the required effort to achieve such goals. The Committee recognizes that some level of calculated risk is required to achieve business objectives that ultimately benefit shareholders and customers; however, the Committee discourages taking risk that, in the judgment of the Board of Directors, is inappropriate relative to the expectations of our shareholders and regulators. Delivered performance during the applicable measurement period may exceed or fall short of the

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targets, resulting in the Named Executive Officer receiving an incentive award that is above or below the initial targeted level. Annual incentive awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets or in evaluating achievements for the current year.

Incentive-based awards are subject to the Company’s “clawback” policy, as may be amended from time to time. Such policy requires that incentive-based awards are subject to return to the Company, in whole or in part, if a financial statement restatement occurs within the three calendar years subsequent to an award, and such restatement effectively negates the previous achievement of financial targets that precipitated such prior award. Awards made to any and all Named Executive Officers are subject to the provisions of the clawback policy.

Our policy prohibits any Director or Named Executive Officer from buying or selling Middlesex Water Company Common Stock without obtaining prior approval from our General Counsel. This policy is designed to help assure that the Directors and Named Executive Officers will not trade in our securities at a time when they are in possession of inside information. In addition, our policy prohibits our Directors and Named Executive Officers from hedging the economic risk of stock ownership. See Incentives, above.

In evaluating actual performance relative to the established corporate financial goal, the Compensation Committee may, at its discretion, exclude individual items that are either additive or deductive which are considered non-recurring in nature. Such items are generally presumed to be infrequent. In addition, the Compensation Committee may increase or decrease a Restricted Stock award based upon additional consideration of a Named Executive Officer’s performance or achievements.

In 2014, the Compensation Committee evaluated achievement of the corporate financial goal for 2013. The Compensation Committee evaluated actual 2013 Income Before Income Taxes and determined that there were no non-recurring items in 2013 that should be considered in the determination of the level of achievement of the 2013 corporate financial goal. Based on the Company’s reported 2013 Income Before Income Taxes, the Compensation Committee determined that threshold financial performance was met in 2013 and awards were made to the Named Executive Officers related to the 2013 corporate financial goal. Detailed explanation of the factors contributing to 2013 financial performance are articulated in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2013 Annual Report to Shareholders. Separately, the Compensation Committee also evaluated the level of achievement of the individual personal performance goals relative to the contribution to the various customer-related, strategic, competitive, operational and management objectives referenced above.

Broad-based Benefits. Named Executive Officers are also provided with certain health and welfare benefits available to all qualifying employees of the Company, as well as selected fringe benefits and perquisites, not generally available to all employees of the Company. The following summarizes the broad-based benefits in which the Named Executive Officers were eligible to participate in 2014:

•	Defined benefit pension plan
•	Defined contribution 401(k) retirement plan
•	Health insurance coverage (all employees share in the cost of such coverage)
•	Disability insurance coverage
•	Group term life insurance coverage (premiums associated with coverage above $50,000 are reported as taxable income to all eligible employees per Internal Revenue Service regulations)

Executive Benefits and Perquisites. The Named Executive Officers received the following fringe benefits and perquisites in 2014:

•	Use of a Company-owned vehicle. The cost of operation and maintenance of such vehicle is borne by the Company. The value of any personal use of such vehicle is reported as taxable income to the executive
•	Use of a Company-owned cellular telephone, generally for business purposes
•	Group term life insurance coverage of 1.5x base salary (amount in excess of coverage generally available to all employees, for which premiums are reported as taxable income to the executive)
•	Participation in a Supplemental Executive Retirement Plan (see below for description of limitations to participation in this Plan).

The Compensation Committee formally reviews all components of executive compensation on an annual basis, as well as on an interim basis, as deemed necessary.

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Stock Ownership and Holding Requirements. The Company established formal stock ownership and holding requirements for Named Executive Officers in 2012 whereby, a formal beneficial stock ownership and holding requirement of 3.0 times base salary has been established for the CEO, intended to be achieved within five years. As of December 31, 2014, the CEO achieved a beneficial stock ownership level of 2.9 times base salary through a combination of personal purchases of stock on the open market and awards of restricted stock under the Company’s incentive compensation program. A beneficial stock ownership and holding requirement of 1.5 times base salary has been established for the Chief Financial Officer and Chief Operating Officer. A beneficial stock ownership and holding requirement of 1.0 times base salary has been established for all other Named Executive Officers. A portion of the shares that are under the beneficial ownership of each Named Executive Officer is in the form of unvested restricted stock, to which the executive does not acquire unrestricted title until such restricted stock awards fully vest.

Employment Agreements. The Company does not have employment agreements with any of the Named Executive Officers other than in conjunction with a Change in Control, as detailed elsewhere in this Proxy statement. All Named Executive Officers are “at will” employees.

Supplemental Executive Retirement Plan (SERP). Certain of the Company’s Named Executive Officers are eligible to participate in a non-qualified Supplemental Executive Retirement Plan (SERP) at the discretion of the Board of Directors. A participant, who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of compensation, as defined in the SERP, generally reduced by the primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan. Further reductions are made for certain retirement benefits from prior employment, where such benefits have accrued. The maximum annual retirement benefit to which two of the six eligible executives may be entitled is 50% of compensation. Offsetting amounts related to Social Security and other benefit plans are calculated similarly for all Named Executive Officers. Generally, a participant is vested in the SERP at ten (10) years of service in the case of retirement, and in the event of a Change in Control, as described further herein. A participant’s right to receive benefits under the SERP generally commences upon retirement, to their spousal beneficiary at death, and in connection with a Change in Control, upon termination under the circumstances described in the SERP.

Benefits are generally payable upon achieving Normal Retirement, as defined in the SERP, for fifteen (15) years, either to the participant or the participant’s spousal beneficiary. A reduced benefit may be received upon Early Retirement, as defined in the SERP, after age 62. Retirement benefits may also be in the form of a single life annuity, joint and 50% survivor’s annuity, joint and 100% survivor’s annuity, single life annuity with a ten (10) year certain period or single life annuity with a fifteen (15) year certain period, paid on an actuarial equivalent basis.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP, except that upon a Change in Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP. Absent a Change in Control, benefit payments are in the form of an unfunded general obligation of the Company.

Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers, in addition to payments approved during the annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project or initiative, or in response to customer, competitive or other factors that were not addressed during the recurring annual compensation-setting cycle or, that may have changed since the annual compensation-setting cycle.

Compensation Committee Amy B. Mansue, Chair Steven M. Klein
John R. Middleton, M.D. Jeffries Shein
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SUMMARY COMPENSATION TABLE

Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	(2) Change in Pension Value and Non-Qualified Deferred Compensation Earnings	($) All Other Compensation ($)	Total ($)
Dennis W. Doll	2014	491,855	n/a	257,692	n/a	n/a	271,641	40,742	1,061,930
Chairman, President and	2013	461,958	n/a	191,690	n/a	n/a	0	32,701	686,349
Chief Executive Officer	2012	429,223	n/a	79,877	n/a	n/a	370,904	25,913	905,917
A. Bruce O’Connor	2014	277,392	n/a	84,810	n/a	n/a	299,347	26,352	687,901
Vice President, Treasurer	2013	260,531	n/a	70,405	n/a	n/a	0	24,254	355,190
and Chief Financial Officer	2012	243,408	n/a	50,562	n/a	n/a	220,941	20,840	535,750
Richard M. Risoldi	2014	277,392	n/a	84,810	n/a	n/a	337,456	27,865	727,623
Vice President—Operations	2013	260,531	n/a	63,600	n/a	n/a	0	23,654	347,784
and Chief Operating Officer	2012	241,039	n/a	50,871	n/a	n/a	224,224	21,411	537,545
Gerard L. Esposito	2014	192,272	n/a	31,503	n/a	n/a	197,334	21,853	442,963
President—Tidewater	2013	180,581	n/a	26,776	n/a	n/a	0	21,853	229,210
Utilities, Inc.	2012	173,439	n/a	12,597	n/a	n/a	181,583	19,865	387,484
Bernadette M. Sohler	2014	185,879	n/a	37,405	n/a	n/a	209,128	18,872	451,284
Vice President—	2013	174,577	n/a	30,994	n/a	n/a	8,796	16,046	230,413
Corporate Affairs	2012	163,462	n/a	12,403	n/a	n/a	79,282	14,691	269,838

(1) The amounts in this column reflect the value of Restricted Stock Plan Awards in the applicable year. These awards generally do not vest to the participants until the expiration of five years from the date of such award. During such five-year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon.

(2) This column represents the aggregate change in the actuarial present value of the accumulated benefits under all of our defined benefit pension plans for the named executive officers. The increases for 2014 were driven primarily by reductions in the discount rate applied to calculate the benefit from 4.87% in 2013 to 3.91% in 2014 and the adoption of the latest mortality tables (RP-2014) issued by the Society of Actuaries. A zero is shown in those cases where the present value of accumulated benefits declined for 2013 primarily due to the impact of the increase in the discount rate used to value the benefit from 3.99% in 2012 to 4.87% in 2013. The present value of accumulated benefits declined by $32,952, $146,124, $85,123 and $141,498 for Mr. Doll, Mr. O’Connor, Mr. Risoldi and Mr. Esposito, respectively. The increases for 2012 were driven primarily by reductions in the discount rate applied to calculate the benefit from 4.37% in 2011 to 3.99% in 2012. Neither the increase or the decrease in pension value resulting from changes in the discount rate results in any increase or decrease in benefits payable to participants under the plans, other than additional credit service years for the passage of time. The Company does not have any nonqualified deferred compensation plans or related earnings.

(3) The detail of “All Other Compensation” recognized for the benefit of the Named Executive Officers is set forth on Schedule A, as supplemental information to the Summary Compensation table.

SCHEDULE A—SUMMARY—ALL OTHER COMPENSATION

Name	Year	Dividends on Restricted Stock ($)	Personal Automobile Use ($)	(4) Group Term Life Insurance Premiums ($)	Board Fees ($)	(4) 401(K)— Employer Match ($)	Club Dues ($)	Spouse Travel ($)	Total—All Other Compensation ($)
Dennis W. Doll	2014	19,326	3,839	7,346	—	9,111	—	1,120	40,742
Chairman, President and	2013	11,456	3,918	6,894	—	8,924	—	1,509	32,701
Chief Executive Officer	2012	9,015	3,918	3,416	—	8,750	—	814	25,913
A. Bruce O’Connor	2014	9,098	3,533	4,026	—	8,670	—	1,025	26,352
Vice President, Treasurer	2013	6,854	3,612	3,775	—	8,804	—	1,208	24,254
and Chief Financial Officer	2012	5,795	3,612	1,878	—	8,524	—	1,031	20,840
Richard M. Risoldi	2014	8,406	6,497	4,026	—	7,897	—	1,039	27,865
Vice President—Operations	2013	3,195	6,546	8,960	—	6,288	—	—	24,898
and Chief Operating Officer	2012	3,924	6,195	4,228	—	6,162	—	701	21,210
Gerard L. Esposito	2014	4,993	4,932	4,103	—	6,729	—	1,097	21,853
President—Tidewater	2013	4,088	4,749	3,895	—	6,320	—	813	19,865
Utilities, Inc.	2012	4,261	4,749	3,725	—	5,906	—	—	18,642
Bernadette M. Sohler	2014	4,236	5,465	1,396	—	6,505	—	1,270	18,872
Vice President—	2013	3,475	4,112	1,308	—	6,110	—	1,041	16,046
Corporate Affairs	2012	3,209	4,112	1,215	—	5,721	—	434	14,691

(4) The benefits available to the Named Executive Officers under these programs are also available to all other employees of the Company.

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GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)
Dennis W. Doll	07/1/2014	n/a	n/a	n/a	n/a	n/a	n/a	12,008	n/a	n/a
A. Bruce O'Connor	07/1/2014	n/a	n/a	n/a	n/a	n/a	n/a	3,952	n/a	n/a
Richard M. Risoldi	07/1/2014	n/a	n/a	n/a	n/a	n/a	n/a	3,952	n/a	n/a
Gerard L. Esposito	07/1/2014	n/a	n/a	n/a	n/a	n/a	n/a	1,468	n/a	n/a
Bernadette M. Sohler	07/1/2014	n/a	n/a	n/a	n/a	n/a	n/a	1,743	n/a	n/a

OUTSTANDING EQUITY AWARDS

	Option Awards					Stock Awards

	Number of	Number of	Equity			Number	Market	Equity Incentive	Equity Incentive
	Securities	Securities	Incentive			of	Value	Plan Awards:	Plan Awards:
	Underlying	Underlying	Plan Awards:	Option	Option	Shares or	of Shares or	Number Of	Market or Payout
	Unexercised	Unexercised	Number of Securities	Exercise	Expiration	Units of	Units of Stock	Unearned Shares,	Value of
	Options (#)	Options (#)	Underlying	Price	Date	Stock That	That Have	Units or Other	Unearned Shares, Units or
	Exercisable	Unexercisable	Unexercised			Have Not	Not	Rights That	Other Rights That
			Earned Options			Vested	Vested	Have Not Vested	Have Not Vested
Name	(#)	(#)	(#)	($)		(#)	($)	(#)	($)

Dennis W. Doll,	n/a	n/a	n/a	n/a	n/a	28,994	668,602	n/a	n/a
A. Bruce O'Connor	n/a	n/a	n/a	n/a	n/a	12,482	287,835	n/a	n/a
Richard M. Risoldi	n/a	n/a	n/a	n/a	n/a	11,685	269,456	n/a	n/a
Gerard L. Esposito	n/a	n/a	n/a	n/a	n/a	5,346	123,279	n/a	n/a
Bernadette M. Sohler	n/a	n/a	n/a	n/a	n/a	5,529	127,499	n/a	n/a

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	n/a	n/a	3,124	61,262
A. Bruce O’Connor	n/a	n/a	1,899	37,239
Richard M. Risoldi	n/a	n/a	1,750	34,318
Gerard L. Esposito	n/a	n/a	1,621	31,787
Bernadette M. Sohler	n/a	n/a	1,197	23,473
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PENSION BENEFITS

		Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name	Plan	(#)	($)	($)
Dennis W. Doll	MWC Qualified Plan	10	401,398	—
	MWC SERP	10	1,702,396	—
A. Bruce O’Connor	MWC Qualified Plan	25	1,040,070	—
	MWC SERP	25	228,935	—
Richard M. Risoldi	MWC Qualified Plan	25	1,068,572	—
	MWC SERP	25	264,437	—
Gerard L. Esposito	MWC Qualified Plan	16	682,983	—
	MWC SERP	16	378,516	—
Bernadette M. Sohler	MWC Qualified Plan	20	552,188	—
	MWC SERP	20	—	—

All employees, hired before April 1, 2007, including the Named Executive Officers, who receive pay for a minimum of 1,000 hours during the calendar year, are included in the Company’s Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory Qualified Plan, current service costs are funded annually as required under Internal Revenue Service guidelines. The Company’s annual contribution is determined on an actuarial basis. Benefits are measured from the member ’s entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee’s Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by anticipated total years of service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts. The benefits under the Supplemental Executive Retirement Plan are described on page 23 of this Proxy Statement.

Dennis W. Doll, A. Bruce O’Connor, Richard M. Risoldi and Gerard L. Esposito are eligible to receive early retirement benefits under the Qualified Plan and the SERP only in the event of their retirement. If Messrs. Doll, O’Connor or Risoldi elected to receive early retirement benefits under the Qualified Plan, such benefits would be at a reduced level as defined under the Qualified Plan for any eligible employee who elects early retirement prior to age 62. If Messrs. Doll, O’Connor, Risoldi or Esposito elected to receive early retirement benefits under the SERP, such benefits would be at a reduced level as defined under the SERP for any eligible Named Executive Officer who elects early retirement prior to age 65. No other Named Executive Officer has reached the minimum age and service requirements to receive retirement benefits under the Qualified Plan or the SERP. No lump sum payment of accumulated retirement benefits is provided under the Qualified Plan or the SERP.

*Employees hired after March 31, 2007 are not eligible to participate in the Qualified Plan, but do participate in a defined contribution plan that provides an annual contribution at the discretion of the Company based upon a percentage of the participants’ compensation.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Company has Change in Control Agreements with the Named Executive Officers. These agreements generally provide that if the executive is terminated by the Company, other than for death, disability, retirement, cause (as defined in the agreement), or if the executive resigns for Good Reason (as defined in the agreement) within three (3) years after a Change in Control of the Company, as defined in the agreement, the executive is

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entitled to receive, (a) a lump sum severance payment equal to three (3) times the executive’s average annual total compensation, as defined under the Change in Control Agreement for the five (5) years prior to the termination; (b) continued coverage for three (3) years under any health or welfare plan in which the executive and the executive’s dependents were participating; and (c) an additional amount equal to the amount of federal Excise Tax, if any, that is due or determined to be due resulting from the severance payments or any other payments under the agreement. The Company has no non-Change in Control severance arrangements. The Company does not gross-up for any other federal or state tax under any other agreement or plan. The benefits under any health or welfare benefit plan could end earlier than three (3) years from the date of termination and would end on the earlier of (i) the date the executive becomes covered by a new employer ’s health and welfare benefit plan, or (ii) the date the executive becomes eligible for Medicare. Also, coverage for the executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

In addition to the benefits to be paid to the executive as noted above, on or before the third anniversary of the Change in Control, the Company shall pay the executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the executive as of the date of termination. Also, any outstanding restricted stock grants awarded to the executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

A Change in Control may also lead to the payment of benefits to the Named Executive Officers and other Executive Officers, who are participants under the Company’s Supplemental Executive Retirement Plan. Under the SERP, if an executive leaves the Company’s employ, under the terms of a Change in Control agreement within five years of the Change in Control under any of the following circumstances: (a) the executive’s employment with the Company is terminated by the Company other than for cause; (b) the nature and scope of the executive’s duties or activities with the Company or its successor are reduced to a level significantly below that which the executive had enjoyed immediately prior to the Change in Control; (c) the executive’s base salary is reduced; or (d) if the Change in Control is preceded by the Company terminating the executive’s employment with the Company without cause during the six-month period prior to the occurrence of the Change in Control, the executive shall be entitled to receive an annual retirement benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as more particularly set forth in the SERP. Such annual retirement benefits shall commence within sixty days after the later of (a) the executive’s Normal Retirement Date, or (b) the executive’s retirement or termination of employment with the Company or its successor. Unless the executive elects and receives approval of an alternative form of payment under the SERP, the executive shall receive the annual retirement benefit each year for fifteen years payable in monthly installments.

Notwithstanding the foregoing, if an executive leaves the Company’s employ under the terms of a Change in Control agreement and within the time frame and for the reasons discussed above, then, at the executive’s sole option, the executive may elect to receive a reduced benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated as set forth in the SERP. The following table indicates the potential value the Named Executive Officers would receive in connection with termination by the Company within three years after a Change in Control of the Company. All scenarios use December 31, 2014 the last business day of the Company’s last completed fiscal year, as the date for the triggering event set forth in the schedule. Additionally, the potential values to each of the Named Executive Officers also include the present value of accumulated benefits under the SERP assuming that each Named Executive Officer made an election to receive such benefits within sixty days after the executive terminates employment with the Company or its successor.

Name	Compensation Paid During Calendar Year 2014 (using definition of “Compensation” under the Agreement)	Termination Before Third Anniversary (1)
Dennis W. Doll	$564,167	$3,492,345
A. Bruce O’Connor	$308,253	$1,596,815
Richard M. Risoldi	$302,416	$1,559,324
Gerard L. Esposito	$207,903	$1,020,125
Bernadette M. Sohler	$196,054	$896,134

(1) Compensation and other benefits paid following termination on or before the third anniversary of the Change in Control.

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PROPOSAL 3

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The non-binding shareholder vote to approve the compensation of our Named Executive Officers is conducted on an annual basis. The Compensation of our Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages19-27 of this Proxy Statement.

The Compensation Committee of the Board of Directors is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s equity-based incentive compensation plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to determine the compensation of all Named Executive Officers, including the Chief Executive Officer.

The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for short- and long-term performance, and to provide competitive compensation to attract appropriate talent to the Company. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of our peers and competitors within the utilities industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer ’s individual performance in achieving both financial and non-financial corporate goals.

Based on its review of the total compensation of our Named Executive Officers for fiscal year 2014, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging Named Executive Officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of Named Executive Officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal, the approval of which is included as Proposal 3 in this Proxy Statement. This advisory vote is typically referred to as a “say-on-pay” vote.

For the reasons stated above, the Board is requesting your non-binding approval of the following resolution: “Resolved, that the compensation of Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 19-27 of this Proxy Statement, is approved.”

Your vote on this proposal will be non-binding and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3,

THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS.

28

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any will be presented for consideration at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available on the Investor Relations section of our website at www.middlesexwater.com and the following website www.proxyvote.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at the Office of the Corporate Secretary, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2014 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits.

Householding of Annual Meeting Materials

The SEC rules permit us, with your permission, to deliver a single Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding” reduces the volume of duplicate information you received and reduces our expenses. Once given, a shareholder ’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Minutes of 2014 Annual Meeting of Shareholders

The minutes of the 2014 Annual Meeting of Shareholders will be submitted at the Annual Meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

By Order of the Board of Directors,

Jay L. Kooper
Vice President, General Counsel and Secretary

Iselin, New Jersey

April 7, 2015

29

1500 Ronson Road

Iselin, New Jersey 08830-0452

732-634-1500

www.middlesexwater.com

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to fourth traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2015

MIDDLESEX WATER COMPANY

MIDDLESEX WATER COMPANY

1500 RONSON ROAD
ISELIN, NJ 08830

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 20, 2015
Date: May 19, 2015 **Time:** 11:00 AM EDT
Location: Middlesex Water Company
1500 Ronson Road
Iselin, NJ 08830

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 05, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Dennis W. Doll

The Board of Directors recommends you vote FOR proposals 2. and 3..

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MIDDLESEX WATER COMPANY

1500 RONSON ROAD
ISELIN, NJ 08830

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Dennis W. Doll

The Board of Directors recommends you vote FOR proposals 2. and 3..

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

MIDDLESEX WATER COMPANY
Annual Meeting of Shareholders
May 19, 2015
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Walter G, Reinhard, Esq. and Jeffries Shein or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Middlesex Water Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., on May 19, 2015, at Middlesex Water Company, 1500 Ronson Road, Iselin, NJ 08830, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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